Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,281,886)
Unrealized Gain (Loss) on Market Value of Futures	4,392,541
Interest Income	2,070
ETF Transaction Fees	3,000
Total Income (Loss)	$3,115,725

Expenses
Investment Advisory Fee	$42,686
Non-interested Directors' Fees and Expenses	10,018
Brokerage Commissions	7,650
NYMEX License Fee	1,704
SEC & FINRA Registration Expense	750
Other Expenses	45,000
Total Expenses	107,808
Expense Waiver	(34,328)
Net Expenses	$73,480
Net Gain (Loss)	$3,042,245

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/10	$72,418,780
Additions (600,000 Units)	22,828,010
Net Gain (Loss)	3,042,245

Net Asset Value End of Period	$98,289,035
Net Asset Value Per Unit (2,500,000 Units)	$39.32

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502